Exhibit 99.1

Dolby Laboratories Reports First Quarter Fiscal 2016 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--January 27, 2016--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company’s financial results for the first quarter (Q1) of fiscal year 2016. For the first quarter, Dolby reported total revenue of $240.8 million, compared to $234.2 million for the first quarter of fiscal year 2015.

First-quarter GAAP net income was $30.9 million, or $0.30 per diluted share, compared to $41.4 million, or $0.40 per diluted share, for the first quarter of fiscal 2015. On a non-GAAP basis, first-quarter net income was $48.6 million, or $0.48 per diluted share, compared to $58.5 million, or $0.56 per diluted share, for the first quarter of fiscal 2015. Dolby’s non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

“We made great progress with our new initiatives this quarter,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “With new partners PGi for Dolby Voice, LG Electronics for Dolby Vision, and Wanda for Dolby Cinema, we see increased momentum for these new initiatives.”

Dividend

Dolby today announced a cash dividend of $0.12 per share of Class A and Class B common stock, payable on February 17, 2016, to stockholders of record as of the close of business on February 8, 2016.

Financial Outlook

Q2 2016

Dolby estimates that total revenue for the second quarter (Q2) of fiscal 2016 will range from $255 million to $270 million. Gross margin percentages are projected to range between approximately 89 percent and 90 percent on a GAAP basis and between 90 percent and 91 percent on a non-GAAP basis.

Dolby anticipates that operating expenses will be between $171 million and $175 million on a GAAP basis and between $153 million and $157 million on a non-GAAP basis.

Dolby estimates that diluted earnings per share will be between $0.42 and $0.48 on a GAAP basis and between $0.57 and $0.63 on a non-GAAP basis.

Dolby estimates that its fiscal Q2 2016 effective tax rate will be approximately 26 percent on both a GAAP and non-GAAP basis.

Fiscal Year 2016

Dolby anticipates that total revenue will range from $1 billion to $1.03 billion.

Dolby anticipates that operating expenses will be between $685 million and $695 million on a GAAP basis and between $610 million and $620 million on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Q1 fiscal 2016 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, January 27, 2016. Access to the teleconference will be available over the Internet from http://investor.dolby.com/events.cfm or by dialing 1-800-289-0548. International callers can access the conference call at 1-913-312-6687.

A replay of the call will be available from 5:00 p.m. PT on Wednesday, January 27, 2016, until 9:00 p.m. PT on Wednesday, February 3, 2016, by dialing 1-877-870-5176 (international callers can access the replay by dialing 1-858-384-5517) and entering the confirmation code 2466109. An archived version of the teleconference will also be available on the Dolby Laboratories website, http://investor.dolby.com/events.cfm.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures. These measures are adjusted to exclude amounts related to stock-based compensation, expense associated with dividend equivalents paid on restricted stock units, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items. Dolby presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations. Dolby’s management believes it is useful for itself and investors to review both GAAP and non-GAAP measures in order to assess the performance of Dolby’s business for planning and forecasting in subsequent periods. Dolby’s management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on Dolby’s investor relations website at http://investor.dolby.com/.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby’s expected financial results for Q2 2016 and fiscal 2016, our ability to advance our long-term objectives, and future quarterly dividend payments are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the personal computer, DVD, and Blu-ray Disc™, broadcast, consumer electronics, gaming, mobile, and automobile markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® 8 and Windows 10 devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby® technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to the expiration of patents; the timing of Dolby’s receipt of royalty reports and payments from its licensees, including back payments; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby’s accuracy of calculation of royalties due to its licensors; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby’s ability to successfully penetrate this market; Dolby’s ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent annual report on Form 10-K. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) creates audio, video, and voice technologies that transform entertainment and communications in mobile devices, at the cinema, at home, and at work. For 50 years, sight and sound experiences have become more vibrant, clear, and powerful in Dolby. For more information, please visit www.dolby.com.

Dolby, Dolby Voice, and the double-D symbol are registered trademarks of Dolby Laboratories. Dolby Cinema and Dolby Vision are trademarks of Dolby Laboratories. Blu-ray Disc is a trademark of Blu-ray Disc Association. Windows is a registered trademark of Microsoft Corporation. DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Fiscal Quarter Ended
	January 1, 2016	December 26, 2014
Revenue:	(unaudited)	(unaudited)
Licensing	$211,129	$216,598
Products	24,809	13,263
Services	4,876	4,377
Total revenue	240,814	234,238

Cost of revenue:
Cost of licensing	6,533	3,481
Cost of products	19,038	12,584
Cost of services	4,195	3,345
Total cost of revenue	29,766	19,410

Gross margin	211,048	214,828

Operating expenses:
Research and development	53,328	48,594
Sales and marketing	74,454	68,018
General and administrative	44,078	44,716
Restructuring charges/(credits)	—	(39)
Total operating expenses	171,860	161,289

Operating income	39,188	53,539

Other income/expense:
Interest income	1,297	900
Interest expense	(29)	(15)
Other income/(expense), net	(972)	(108)
Total other income	296	777

Income before income taxes	39,484	54,316
Provision for income taxes	(8,473)	(12,379)
Net income including controlling interest	31,011	41,937
Less: net (income) attributable to controlling interest	(110)	(580)
Net income attributable to Dolby Laboratories, Inc.	$30,901	$41,357

Net Income Per Share:
Basic	$0.31	$0.40
Diluted	$0.30	$0.40
Weighted-Average Shares Outstanding:
Basic	100,734	102,303
Diluted	101,931	104,275

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	January 1, 2016	September 25, 2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$467,099	$531,926
Restricted cash	4,331	2,936
Short-term investments	139,144	138,901
Accounts receivable, net	89,935	101,563
Inventories	14,237	13,872
Prepaid expenses and other current assets	23,195	32,031
Total current assets	737,941	821,229
Long-term investments	266,904	321,015
Property, plant and equipment, net	410,063	403,091
Intangible assets, net	224,151	127,507
Goodwill	308,374	307,708
Deferred taxes	154,277	143,279
Other non-current assets	11,894	9,464
Total assets	$2,113,604	$2,133,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,207	$20,710
Accrued liabilities	159,635	169,307
Income taxes payable	2,701	754
Deferred revenue	21,992	18,910
Total current liabilities	196,535	209,681
Long-term deferred revenue	33,813	30,581
Other non-current liabilities	71,074	77,024
Total liabilities	301,422	317,286

Stockholders’ equity:
Class A common stock	52	51
Class B common stock	49	51
Additional paid-in capital	—	17,571
Retained earnings	1,816,318	1,800,857
Accumulated other comprehensive income/(loss)	(12,923)	(11,462)
Total stockholders’ equity – Dolby Laboratories, Inc.	1,803,496	1,807,068
Controlling interest	8,686	8,939
Total stockholders’ equity	1,812,182	1,816,007
Total liabilities and stockholders’ equity	$2,113,604	$2,133,293

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Quarter Ended
	January 1, 2016	December 26, 2014
Operating activities:	(unaudited)	(unaudited)
Net income including controlling interest	$31,011	$41,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,814	16,524
Stock-based compensation	19,380	17,842
Amortization of premium on investments	1,605	2,391
Excess tax benefit from exercise of stock options	(300)	(1,944)
Provision for doubtful accounts	(322)	(376)
Deferred income taxes	(10,488)	(6,310)
Other non-cash items affecting net income	445	653
Changes in operating assets and liabilities:
Accounts receivable	11,961	(22,442)
Inventories	(877)	(2,997)
Prepaid expenses and other assets	(3,567)	(4,473)
Accounts payable and other liabilities	(14,574)	(46,801)
Income taxes, net	5,014	3,692
Deferred revenue	6,319	4,452
Other non-current liabilities	(26)	1,297
Net cash provided by operating activities	67,395	3,445

Investing activities:
Purchase of investments	(85,299)	(110,508)
Proceeds from sales of investment securities	121,770	63,454
Proceeds from maturities of investment securities	14,610	42,700
Purchases of PP&E	(24,368)	(21,661)
Payments for business acquisitions, net of cash acquired	—	(93,516)
Purchase of intangible assets	(105,270)	(6,416)
Proceeds from sale of PP&E and assets held for sale	—	3
Change in restricted cash	(1,395)	102
Net cash used in investing activities	(79,952)	(125,842)

Financing activities:
Proceeds from issuance of common stock	9,986	7,512
Repurchase of common stock	(39,449)	(16,953)
Payment of cash dividend	(12,114)	(10,228)
Distribution to controlling interest	(214)	(5,591)
Excess tax benefit from the exercise of stock options	300	1,944
Shares repurchased for tax withholdings on vesting of restricted stock	(9,839)	(10,846)
Net cash used in financing activities	(51,330)	(34,162)

Effect of foreign exchange rate changes on cash and cash equivalents	(940)	(2,798)
Net decrease in cash and cash equivalents	(64,827)	(159,357)
Cash and cash equivalents at beginning of period	531,926	568,472
Cash and cash equivalents at end of period	$467,099	$409,115

GAAP to Non-GAAP Reconciliations
(in millions, except per share data)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarter of fiscal 2016 and 2015:

Net income:	Fiscal Quarter Ended
	January 1, 2016	December 26, 2014
GAAP net income	$30.9	$41.4
Stock-based compensation	19.4	17.8
RSU dividend equivalent	0.4	0.7
Amortization of acquired intangibles	4.1	4.0
Income tax adjustments	(6.2)	(5.4)
Non-GAAP net income	$48.6	$58.5

Diluted earnings per share:	Fiscal Quarter Ended
	January 1, 2016	December 26, 2014
GAAP diluted earnings per share	$0.30	$0.40
Stock-based compensation	0.19	0.17
RSU dividend equivalent	0.01	0.01
Amortization of acquired intangibles	0.04	0.04
Income tax adjustments	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.48	$0.56

Shares used in computing diluted earnings per share (in millions)	102	104

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the second quarter of fiscal 2016 and fiscal year 2016 included in this release:

Gross margin:	Q2 2016
GAAP gross margin (low - high end of range)	89% - 90%
Stock-based compensation	0.2%
Amortization of acquired intangibles	0.8%
Non-GAAP gross margin (low - high end of range)	90% - 91%

Operating expenses:	Q2 2016	Fiscal 2016
GAAP operating expenses (low - high end of range)	$171 - $175	$685 - $695
Stock-based compensation	(16.0)	(68.0)
RSU dividend equivalent	—	(1.0)
Amortization of acquired intangibles	(2.0)	(6.0)
Non-GAAP operating expenses (low - high end of range)	$153 - $157	$610 - $620

Diluted earnings per share:	Q2 2016
	Low	High
GAAP diluted earnings per share	$0.42	$0.48
Stock-based compensation	0.17	0.17
Amortization of acquired intangibles	0.03	0.03
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.57	$0.63

Shares used in computing diluted earnings per share (in millions)	101	101

CONTACT:
Investor Contact:
Dolby Laboratories
Elena Carr, 415-645-5583
investor@dolby.com
or
Media Contact:
Dolby Laboratories
Sean Durkin, 415-645-5176
news@dolby.com